Exhibit 10(g)

                                               April 4, 2000


Mr. Philip H. Geier, Jr.
Chairman & CEO
The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, NY 10020

                                                        PERSONAL & CONFIDENTIAL
                                                        -----------------------

Dear Phil:

         The purpose of this letter is to detail certain retirement arrangements the Corporation will provide you with on the date of your eventual retirement. In addition, the following considerations will be committed to you as of the date you sign this letter.

         1) EXECUTIVE SPECIAL BENEFIT ARRANGEMENT:INCOME REPLACEMENT

                  You will be eligible to receive an Executive  Special  Benefit
                  Arrangement  Income  Replacement   (ESBA:IR)  of  $1,200,000/A
                  payable upon retirement for 15 years.

         2) POST RETIREMENT ALLOWANCES

                  Since it is our understanding that you will resign from the IPG Board upon your retirement, the following items will be provided to you at Company expense:

                    a) Company car and driver for a period of five years from date of retirement with survivorship rights. A new car would be provided on a three year interval from date of purchase of the last car.

                    b) Appropriate office facilities and support staff would be provided for as long as you desire but not to exceed five years.

                    c) This is to acknowledge that you will have priority use indefinitely of the U.S. Open box seats that have been supported by the Company.

         3) EMPLOYMENT AGREEMENT EXTENSION

                  The Compensation Committee will approve a six month extension of your current Employment Agreement through January 1, 2002. Thereafter, you will be offered a two year employment consultancy agreement at $24,000/A. The extension and consultancy agreement will however provide for a life-time non-compete restriction prohibiting you from working for any other company in the advertising industry.

         Please indicate your acceptance of the above recommendations by signing this letter and return it to me. Thank you.

                                               Sincerely,

                                                        /s/ Leif H. Olsen
                                                 -------------------------------
                                                          Leif H. Olsen
                                                 Chairman/Compensation Committee

Agreed:


  /s/ Philip H. Geier, Jr.
-----------------------------
    Philip H. Geier, Jr.



April 3, 2000
Date



cc: Members of Compensation Committee